THIS ARRANGEMENT AGREEMENT made the 21st day of July, 1995.

BETWEEN:

          SCOTIA PRIME MINERALS, INCORPORATED, a body corporate, continued under the laws of the Province of Nova Scotia

                                                               OF THE FIRST PART

                                     - and -

          MINERA ANDES INC., a body corporate, incorporated under the laws of the Province of Alberta

                                                             OF THE SECOND PART.



          WHEREAS the parties hereto desire to amalgamate and to continue as one corporation and in order to effect same it is necessary for the parties hereto to enter into an Arrangement in accordance with the terms and conditions hereof;

          NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

                                    ARTICLE I
                                 INTERPRETATION

1.1       DEFINITIONS

          In this Agreement and in the recitals hereto, unless the context otherwise requires, the following words and phrases shall have the meanings hereinafter set forth:

          "Act" means the Business Corporations Act (Alberta) S.A., 1981, c.B-15, as amended, together with all regulations promulgated pursuant thereto;

          "Amalco" means the Corporation under the Act resulting from the Amalgamation;

          "Amalco Performance Right" means the right of N.A. Degerstrom, Inc. to acquire common shares of Amalco, upon the satisfaction of certain performance criteria;

          "Amalco Common Shares" means common shares in the capital stock of Amalco;

          "Amalgamated Corporation" or "Amalco" means the corporation continuing from the Amalgamation of the Amalgamating Companies;

          "Amalgamating Companies" means Minera Andes and Scotia Prime;

          "Amalgamating Company" means any one of Minera Andes or Scotia Prime;

          "Amalgamating Company's securityholders" means the Minera Andes securityholders and Scotia Prime securityholders;

          "Amalgamation" means the amalgamation of Minera Andes and Scotia Prime as one corporation which is to occur on the Effective Date after the Continuance has become effective;

          "Arrangement" means the arrangement between the Amalgamating Companies securityholders under section 186 of the Act as set forth in the Plan of Arrangement attached hereto as Schedule A;

          "Arrangement Agreement", "Agreement", "hereof", "herein", and "hereunder" and similar expressions refer to this agreement and the schedules attached hereto and not to any particular article, section or other portion hereof and includes all amendments, if any, thereto;

          "Articles of Amalgamation" means the articles of amalgamation as set forth in Schedule C hereto to be filed by the parties hereto pursuant to the Amalgamation;

          "Articles of Arrangement" means the articles of arrangement as set forth in Schedule B-1 and B-2 to be filed by the parties hereto pursuant to the Arrangement;

          "Articles of Continuance" means the articles of continuance of Scotia Prime as set forth in Schedule D to be filed by Scotia Prime pursuant to the Continuance;

          "Business Day" means a day other than Saturdays and Sundays when banks in Calgary are generally open for the transaction of banking business;

          "Bylaws" means the bylaws of Minera Andes to be adopted upon the Amalgamation;

          "Certificate of Amalgamation" means the certificate of amalgamation to be issued under the Act by the Registrar with respect to the Amalgamation;

          "Certificate of Continuance" means the certificate of continuance to be issued under the Act by the Registrar with respect to the Continuance;

          "Consultation Fee" means the issuance of 168,000 Minera Common Shares to certain individuals as payment for providing financial advice with respect to the financing of Minera Andes;

          "Continuance" means the continuance of Scotia Prime under the Act which is to occur prior to the Amalgamation;

          "Court" means the Court of Queen's Bench of Alberta, Judicial District of Calgary;

          "Effective Date" means the date set forth in the Certificate of Amalgamation;

          "Exchange" means The Alberta Stock Exchange or such other exchange located in Canada or the Canadian Dealing Network Inc.;

          "Final Order" means the Order of the Court approving the Arrangement to be granted pursuant to the provisions of section 186 of the Act;

          "Information Circular" means the joint information circular dated July 21, 1995 prepared by the managements of the Amalgamating Companies for the joint solicitation of proxies for the Meetings;

          "Interim Order" means the Order of the Court providing for, among other things, the calling of the Meetings, a copy of which is set forth as Appendix E to the Information Circular;

          "Meetings" means, collectively, the Minera Andes Meeting and the Scotia Prime Meeting;

          "Merger" means the Continuance, Amalgamation and related transactions contemplated by this Arrangement Agreement;

          "Minera Andes" means Minera Andes Inc., a corporation incorporated under the Act;

          "Minera Performance Right" means the right of N.A. Degerstrom, Inc. to acquire common shares of Minera Andes Inc., upon the satisfaction of certain performance criteria;

          "Minera Common Shares" means the common shares in the capital of Minera Andes and "Minera Andes Common Shareholders" means the holders from time to time of Minera Andes Common Shares;

          "Minera Andes Meeting" means the special meeting of Minera Andes Common Shareholders called to vote upon the Minera Andes Resolution and any adjournments thereof;

          "Minera Andes Options" means the options to acquire Minera Andes Common Shares and "Minera Andes Optionholders" means the holders from time to time of Minera Andes Options;

          "Minera Andes Resolution" means the special resolution in substantially the form set forth as Appendix A-3 to the Information Circular to be voted upon at the Minera Andes Meeting;

          "Minera Andes securityholders" means collectively the Minera Andes Common Shareholders, Minera Andes Optionholders and the holder of the Minera Performance Right;

          "Misrepresentation" means "misrepresentation" as defined in the Securities Act, Alberta, S.A. 1981, c.S-6.1 as amended;

          "Plan of Arrangement" means the plan of arrangement as set forth and described in Schedule A attached hereto;

          "Private Placement" means the private placement of up to and including 3,500,000 Minera Common Shares for $1.00 per Minera Common Share;

          "Qualified Provinces" means the provinces of Alberta, British Columbia, Ontario and Nova Scotia;

          "Record Date" means July 28, 1995;

          "Registrar" means the registrar appointed pursuant to the Act;

          "Scotia Prime" means Scotia Prime Minerals, Incorporated, a company continued under the Companies Act (Nova Scotia);

          "Scotia Prime Common Shares" means the common shares in the capital of Scotia Prime and "Scotia Prime Common Shareholders" means the holders from time to time of Scotia Prime Common Shares;

          "Scotia Prime Meeting" means the special meeting of Scotia Prime Common Shareholders called to vote upon the Scotia Prime Resolution and any adjournments thereof;

          "Scotia Prime Resolution" means the special resolution in substantially the form set forth as Appendix A-2 to the Information Circular to be voted upon at the Scotia Prime Meeting; and

          "Scotia Prime securityholders" means collectively the Scotia Prime Common Shareholders;


1.2       CURRENCY

          Unless otherwise stated, all sums of money which are referred to in this Agreement and in the Arrangement are expressed in lawful money of Canada.

1.3       INTERPRETATION NOT AFFECTED BY HEADINGS

          The division of this Agreement and of the Arrangement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement or of the Arrangement.

1.4       NUMBER

          In this Agreement and in the Arrangement, words importing the singular number only shall include the plural and vice versa, words importing the use of any gender shall include all genders and words importing persons shall include firms and corporations and vice versa, all as the context may require.

1.5       DATE FOR ANY ACTION

          In the event that any date on which any action is required to be taken hereunder or under the Arrangement by any of the parties is not a Business Day in the place where the action is required to be taken, such action shall be required to be taken on the next succeeding day which is a Business Day in such place.


                                   ARTICLE II
                                   ARRANGEMENT

2.1       PURPOSE

          The parties hereto have entered into this Agreement for the purpose of effecting the Arrangement contemplated hereby on the Effective Date in the following order: the Continuance and the Amalgamation.

          The Continuance and the Amalgamation together constitute the Merger which will effectively combine the Amalgamating Companies into a single corporation under the laws of the Province of Alberta.

          Scotia Prime will be continued under the Act pursuant to the Continuance as if Scotia Prime had been originally incorporated under the laws of Alberta, prior to the Amalgamation.

2.2       ORDER OF TRANSACTION

          Subject to the terms hereof, upon receiving approval for the Scotia Prime Resolution, Scotia Prime shall promptly file such documents as may be required to effect the Continuance prior to the Amalgamation. Thereafter, subject to the terms hereof, and after all parties hereto have acknowledged to the others the satisfaction of all conditions hereof, the parties hereto shall cause to be sent to the Registrar, pursuant to section 186 of the Act, the Articles of Arrangement and the Articles of Amalgamation relating to the Amalgamation with the request that a Certificate of Amalgamation be issued effective as of the Effective Date, pursuant to the Act.

2.3       AMALCO

          Subject to the terms and conditions of this Agreement, the parties agree to amalgamate as of the Effective Date and continue as one corporation under the Act, in accordance with the terms and conditions hereinafter set forth:

     (a) the name of Amalco shall be "Minera Andes Inc." or such other name as the first directors may resolve, the Registrar may permit and the Exchange may approve;

     (b) the registered office of Amalco shall be located at the registered office in Alberta of Minera Andes as at the Effective Date, until changed in accordance with the Act;

     (c) there shall be no restrictions on the business which Amalco may carry on;

     (d) the authorized share capital of Amalco shall be as set forth in the Articles of Amalgamation attached hereto as Schedule "C";

     (e) the minimum number of directors of Amalco shall be one and the maximum number of directors of Amalco shall be fifteen;

     (f) the first directors of Amalco shall be as follows (whose current addresses are as follows):


                  Name                             Address
                  ----                             -------

                  Allen Ambrose              Spokane, Washington
                  Armand Hansen              Spokane, Washington
                  Dennis Baxter              West Vancouver, British Columbia
                  Jack Crabb                 Pender Harbour, British Columbia

     (g) the said first directors shall hold office until the first annual general meeting of Amalco or until their successors are elected or appointed;

     (h) the bylaws of Minera Andes in effect on the Effective Date shall be the Bylaws of Amalco until repealed or changed;

     (i) the board of directors of Amalco may from time to time, without authorization of the shareholders:

          (i)  borrow money upon the credit of Amalco;

          (ii) issue, re-issue, sell or pledge debt obligations of Amalco;

          (iii) subject to section 42 of the Act, give a guarantee on behalf of Amalco to secure performance of any obligation of any person;

          (iv) mortgage, hypothecate, pledge or otherwise create a security interest in all or any real or personal property, moveable or immoveable property of Amalco, owned or subsequently acquired, to secure any obligation of Amalco;

     (j) the names and offices of the first officers of Amalco, until others are appointed in their place in accordance with the provisions of the Bylaws, shall be as follows:

                   Name                           Office
                   ----                           ------

                   Allen Ambrose          President
                   Dennis Baxter          Chief Financial Officer, Secretary
                   Brian Gavin            Vice-President, Argentina Exploration

     (k) the auditor of Amalco shall be Chambers, Phillips & Co.; Chartered Accountants of Vancouver, British Columbia;

     (l) legal counsel for Amalco shall be the legal counsel for Minera Andes as at the Effective Date;

     (m) The Montreal Trust Company of Canada, at its office in the City of Calgary, in the Province of Alberta, shall be the registrar and transfer agent of the Amalco Common Shares;

     (n) the form of incentive share option plan attached hereto as Schedule "E", shall be adopted by Amalco, its directors and shareholders.

2.4       COVENANTS OF MINERA ANDES

          Minera Andes covenants and agrees with the other Amalgamating Company that it will:

     (a) take all necessary action to give effect to the transactions contemplated by this Agreement and the Arrangement and will not take any action inconsistent with such transactions or the covenants set forth herein;

     (b) use all reasonable efforts to obtain all necessary consents, assignments, waivers and amendments to or terminations of any instruments and take such measures as may be appropriate to fulfil its obligations hereunder and to carry out the transactions contemplated hereby;

     (c) proceed with an application to the Court under section 186 of the Act for the Interim Order;

     (d) convene the Minera Andes Meeting as ordered by the Interim Order, solicit proxies to be voted at such meeting in favour of the Minera Andes Resolution and conduct the Minera Andes Meeting in accordance with the Interim Order, the bylaws of Minera Andes and as otherwise may be required by law;

     (e) give the other Amalgamating Company's representatives full access, during normal business hours and upon reasonable notice, to all of Minera Andes's assets, properties, books, records, agreements and commitments and furnish such representatives during such period with all such information concerning Minera Andes as the other Amalgamating Company may reasonably request;

     (f)  until the Effective Date:

          (i) carry on its business in the ordinary course, except as otherwise contemplated in this Agreement or as otherwise agreed to in writing by the other Amalgamating Company; and

          (ii) without the prior written agreement of the other Amalgamating Company, take no action which may result in a material adverse change in the affairs of Minera Andes including, without limiting the foregoing, a sale of assets, except in the ordinary course of business; and

          (iii) without the prior written agreement of the other Amalgamating Company, not enter into any employment, consultory or severance agreements or other similar arrangements with any director or officer of Minera Andes or any other person, except in the ordinary course of business;

     (g) use all reasonable efforts to cause each of the conditions precedent set forth in Article IV hereof to be complied with on or before the Effective Date;

     (h) subject to the approval of the Minera Andes Common Shareholders of the Minera Andes Resolution and the provisions hereof, proceed to make the appropriate application for the Final Order;

     (i) subject to the provisions hereof, proceed, on the Effective Date, to file the Articles of Arrangement, Articles of Amalgamation and the Final Order with the Registrar in order for the Registrar to issue the Certificate of Amalgamation;

     (j) take all steps and complete all things in order to permit the Amalgamation on the Effective Date after the Continuance;

     (k) except as set forth herein, not declare or pay any dividends or make any distribution of its properties or assets to its shareholders or to others or retire or redeem any Minera Andes Common Shares or other of its securities or issue any additional shares or other securities except for the issuance of any Minera Andes Common Shares on the conversion or exercise prior to the Effective Date of the Minera Andes Options, Minera Performance Right or the Private Placement or the Consultation Fee;

     (l) prior to the Effective Date, not issue or enter into any agreement or agreements to issue or grant options, warrants or rights to purchase shares of its capital or other of its securities;

     (m) prior to the Effective Date, not merge into or with, consolidate with, or, except in the ordinary course of business, sell any of its assets to any other corporation or person or perform any act or enter into any transaction or negotiation which might interfere or be inconsistent with the consummation of the transactions hereby contemplated;

     (n) except as specifically provided for hereunder, not alter or amend its articles or bylaws as the same exist at the date of this Agreement;

     (o) advise the other Amalgamating Company, immediately after the Minera Andes Meeting, of the number of Minera Andes Common Shares for which Minera Andes has received, pursuant to section 184 of the Act, written objection to the Minera Andes Resolution;

     (p) convene the Minera Andes Meeting and conduct such meeting in accordance with the bylaws of Minera Andes and as otherwise may be required by law;

     (q) hold and require its respective officers, employees, agents and representatives to hold, in strict confidence, all data and information obtained from the other Amalgamating Company or from any officer, employee, agent or representative thereof, whether pertaining to the financial condition, assets, results of operations or method of operation thereof or otherwise, except any of the same which:

          (i)  was or is in the public domain;

          (ii) is required to be disclosed by any such persons in connection with any court action or any proceedings before, or the regulatory requirements of, any governmental, regulatory or administrative body or in connection with securing any consent required hereunder;

          (iii) thereafter, other than through an act or failure to act on the part of a party hereto, becomes information generally available to the public;

          provided that if the Arrangement shall not be consummated, such party shall return or cause to be returned to the other Amalgamating Company all data, information or other written material respecting such parties obtained by any of the foregoing persons from the other Amalgamating Company or from any officer, employee, agent or representative of such parties in connection with the negotiation or consummation of this Agreement or other matters contemplated by this Agreement;

     (r) ensure that the Information Circular and related documentation to be distributed in connection with the solicitation of proxies by the management of Minera Andes shall comply as to form and substance with the requirements of the Qualifying Provinces and the information and data contained therein shall, except as it relates to the other Amalgamating Company, be true, correct and complete in all material respects, shall not contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances in which they were made.

2.5       COVENANTS OF SCOTIA PRIME

          Scotia Prime covenants and agrees with the other Amalgamating Company that it will:

     (a) take all necessary action to give effect to the transactions contemplated by this Agreement and the Arrangement and will not take any action inconsistent with such transactions or the covenants set forth herein;

     (b) use all reasonable efforts to obtain all necessary consents, assignments, waivers and amendments to or terminations of any instruments and take such measures as may be appropriate to fulfil its obligations hereunder and to carry out the transactions contemplated hereby;

     (c) proceed with an application to the Court under section 186 of the Act for the Interim Order;

     (d) convene the Scotia Prime Meeting as ordered by the Interim Order, solicit proxies to be voted at such meeting in favour of the Scotia Prime Resolution and conduct the Scotia Prime Meeting in accordance with the Interim Order, the bylaws of Scotia Prime and as otherwise may be required by law;

     (e) give the other Amalgamating Company's representatives full access, during normal business hours and upon reasonable notice, to all of Scotia Prime's assets, properties, books, records, agreements and commitments and furnish such representatives during such period with all such information concerning Scotia Prime as the other Amalgamating Company may reasonably request;

     (f)  until the Effective Date:

          (i) carry on its business in the ordinary course, except as otherwise contemplated in this Agreement or as otherwise agreed to in writing by the other Amalgamating Company;

          (ii) without the prior written agreement of the other Amalgamating Company, take no action which may result in a material adverse change in the affairs of Scotia Prime including, without limiting the foregoing, a sale of assets; and

          (iii) without the prior written agreement of the other Amalgamating Company, not enter into any employment, consultory or severance agreements or other similar arrangements with any director or officer of Scotia Prime or any other person;

     (g) use all reasonable efforts to cause each of the conditions precedent set forth in Article IV hereof to be complied with on or before the Effective Date;

     (h) subject to the approval of the Scotia Prime Common Shareholders of the Scotia Prime Resolution and the provisions hereof, proceed to make the appropriate application for the Final Order;

     (i) subject to the provisions hereof, proceed, on the Effective Date, to file the Articles of Arrangement, Articles of Amalgamation and the Final Order with the Registrar in order for the Registrar to issue the Certificate of Amalgamation;

     (j) take all steps and complete all things in order to permit the Amalgamation on the Effective Date after the Continuance;

     (k) except as set forth herein, not declare or pay any dividends or make any distribution of its properties or assets to its shareholders or to others or retire or redeem any Scotia Prime Common Shares or other of its securities or issue any additional shares or other securities;

     (l) prior to the Effective Date, not issue or enter into any agreement or agreements to issue or grant options, warrants or rights to purchase shares of its capital or other of its securities;

     (m) prior to the Effective Date, not merge into or with, consolidate with, or, except in the ordinary course of business, sell any of its assets to any other corporation or person or perform any act or enter into any transaction or negotiation which might interfere or be inconsistent with the consummation of the transactions hereby contemplated;

     (n) except as specifically provided for hereunder, not alter or amend its articles or bylaws as the same exist at the date of this Agreement;

     (o) advise the other Amalgamating Company, immediately after the Scotia Prime Meeting, of the number of Scotia Prime Common Shares for which Scotia Prime has received, pursuant to section 184 of the Act, written objection to the Scotia Prime Resolution;

     (p) convene the Scotia Prime Meeting and conduct such meeting in accordance with the bylaws of Scotia Prime and as otherwise may be required by law;

     (q) hold and require its respective officers, employees, agents and representatives to hold, in strict confidence, all data and information obtained from the other Amalgamating Company or from any officer, employee, agent or representative thereof, whether pertaining to the financial condition, assets, results of operations or method of operation thereof or otherwise, except any of the same which:

          (i)  was or is in the public domain;

          (ii) is required to be disclosed by any such persons in connection with any court action or any proceedings before, or the regulatory requirements of, any governmental, regulatory or administrative body or in connection with securing any consent required hereunder;

          (iii) thereafter, other than through an act or failure to act on the part of a party hereto, becomes information generally available to the public;

          provided that if the Arrangement shall not be consummated, such party shall return or cause to be returned to the other Amalgamating Company all data, information or other written material respecting such parties obtained by any of the foregoing persons from the other Amalgamating Company or from any officer, employee, agent or representative of such parties in connection with the negotiation or consummation of this Agreement or other matters contemplated by this Agreement;

     (r) ensure that the Information Circular and related documentation to be distributed in connection with the solicitation of proxies by the management of Scotia Prime shall comply as to form and substance with the requirements of the Qualifying Provinces and the information and data contained therein shall, except as it relates to the other Amalgamating Company, be true, correct and complete in all material respects, shall not contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances in which they were made; and

     (s)  take all necessary action to give effect to the Continuance.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

3.1       REPRESENTATIONS AND WARRANTIES OF MINERA ANDES

          Minera Andes represents and warrants to and in favour of the other Amalgamating Company as follows, and acknowledges that the other Amalgamating Company is relying upon such representations and warranties:

     (a) Minera Andes is duly organized and validly existing and has the corporate power and authority to own or lease its property and assets and to carry on its business as now conducted by it and has the corporate power and capacity to enter into this Agreement and, subject to obtaining the requisite approvals contemplated hereby, to perform its obligations hereunder;

     (b) the authorized and issued capital of Minera Andes as at the date hereof is as set forth in the Information Circular all of which issued shares or securities have been duly and validly issued as fully paid and non-assessable;

     (c) the execution and delivery of this Agreement and the completion of the transactions contemplated herein:

          (i) do not and will not result in the breach of, or violate any term or provision of, the articles or by-laws of Minera Andes;

          (ii) will not as of the Effective Date conflict with, result in the breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, any agreement, instrument, licence, permit or authority to which Minera Andes is a party or by which it is bound and which is material to Minera Andes or to which any material property of Minera Andes is subject or result in the creation of any lien, charge or encumbrance upon any of the assets of Minera Andes under any such agreement or instrument, or give to others any interest or right, including rights of purchase, termination, cancellation or acceleration, under any such agreement, instrument, licence, permit or authority;

          (iii) do not or will not violate any provision of law or administrative regulation or any judicial or administrative order, award, judgment or decree applicable to, and known to (after due enquiry), Minera Andes, the breach of which would have a material adverse effect on Minera Andes;

     (d) except as disclosed in the Information Circular, including the consolidated audited financial statements of Minera Andes and the notes thereto for the fiscal year ended December 31, 1994 and the interim unaudited financial statements for the period ended March 31, 1995 as set forth in the Information Circular, there are no actions, suits, proceedings or investigations commenced, or to the knowledge of Minera Andes (after due enquiry) contemplated or threatened, against or affecting Minera Andes in law or in equity before or by any government department, commission, board, bureau, court, agency, arbitrator, or instrumentality, domestic or foreign, of any kind nor, to the best of the knowledge of Minera Andes, are there any existing facts or conditions which may reasonably be expected to be a proper basis for any actions, suits, proceedings or investigations, other than in connection with the exercise of rights of dissent referred to in Section 4.1 of the Plan of Arrangement, which in any case would prevent or hinder the consummation of the transactions contemplated by this Agreement or which can reasonably be expected to have a material adverse effect on the business, operations, properties, assets or affairs, financial or otherwise, of Minera Andes;

     (e) the execution and delivery of this Agreement and the completion of the transactions contemplated herein have been duly approved by the board of directors of Minera Andes, and this Agreement constitutes a valid and binding obligation of Minera Andes enforceable against it in accordance with its terms;

     (f) Minera Andes is under no obligation, contractual or otherwise, to issue any further securities, other than the issue of Minera Andes Common Shares pursuant to the Minera Performance Right and pursuant to Minera Andes Options, the Private Placement and the Consultation Fee;

     (g) the information set forth in the Information Circular regarding Minera Andes is true, correct and complete in all material respects and does not contain any Misrepresentation;

     (h) Minera Andes has not received notice of any defaults under any of the provisions of the Securities Act, Alberta or the Act or any other security or regulatory authority;

     (i) Minera Andes is not a reporting issuer as defined by the Securities Act in any jurisdiction;

     (j) Minera Andes is not liable for any material federal, provincial or municipal or local taxes, assessments or other imposts or penalties due and unpaid at the date hereof in respect of its income, business or property or for the payment of any tax instalment due in respect of its income, business or property or for the payment of any tax instalment due in respect of its current taxation year or any previous taxation years, and no such taxes, assessments, imposts or penalties are required to be reserved against it; and it is not in default in filing any returns or reports covering any federal, provincial or municipal or local taxes, assessments or other imposts in respect of its income, business or property;

     (k) Minera Andes has been conducting its business in compliance with all applicable laws, rules and regulations in each jurisdiction in which it carries on business; is not in breach of any such laws, rules and regulations and is duly licensed, registered and qualified in each jurisdiction in which it owns or leases property or carries on business to enable its business to be kept on as now conducted and its property and assets will be owned, leased and operated and such licences, registrations and qualifications are valid, subsisting and in good standing; and

     (l) Minera Andes is not aware of any information or knowledge of any facts not previously disclosed to the other Amalgamating Company relating to it, its business or the securities of Minera Andes which are materially adverse and which, if known to the other Amalgamating Company, might reasonably be expected to deter the other Amalgamating Company from completing the transactions herein contemplated.

3.2       REPRESENTATIONS AND WARRANTIES OF SCOTIA PRIME

          Scotia Prime represents and warrants to and in favour of the other Amalgamating Company as follows, and acknowledges that the other Amalgamating Company is relying upon such representations and warranties:

     (a) Scotia Prime is duly organized and validly existing and has the corporate power and authority to own or lease its property and assets and to carry on its business as now conducted by it and has the corporate power and capacity to enter into this Agreement and, subject to obtaining the requisite approvals contemplated hereby, to perform its obligations hereunder;

     (b) the authorized and issued capital of Scotia Prime as at the date hereof is as set forth in the Information Circular all of which issued shares or securities have been duly and validly issued as fully paid and non-assessable;

     (c) the execution and delivery of this Agreement and the completion of the transactions contemplated herein:

          (i) do not and will not result in the breach of, or violate any term or provision of, the articles or by-laws of Scotia Prime;

          (ii) will not as of the Effective Date conflict with, result in the breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, any agreement, instrument, licence, permit or authority to which Scotia Prime is a party or by which it is bound and which is material to Scotia Prime or to which any material property of Scotia Prime is subject or result in the creation of any lien, charge or encumbrance upon any of the assets of Scotia Prime under any such agreement or instrument, or give to others any interest or right, including rights of purchase, termination, cancellation or acceleration, under any such agreement, instrument, licence, permit or authority; and

          (iii) do not or will not violate any provision of law or administrative regulation or any judicial or administrative order, award, judgment or decree applicable to, and known to (after due enquiry), Scotia Prime, the breach of which would have a material adverse effect on Scotia Prime;

     (d) except as disclosed in the Information Circular, including the consolidated audited financial statements of Scotia Prime and the notes thereto for the fiscal year ended December 31, 1994 and the interim financial statements for the period ended March 31, 1995 as set forth in the Information Circular, there are no actions, suits, proceedings or investigations commenced, or to the knowledge of Scotia Prime (after due enquiry) contemplated or threatened, against or affecting Scotia Prime in law or in equity before or by any government department, commission, board, bureau, court, agency, arbitrator, or instrumentality, domestic or foreign, of any kind nor, to the best of the knowledge of Scotia Prime, are there any existing facts or conditions which may reasonably be expected to be a proper basis for any actions, suits, proceedings or investigations, other than in connection with the exercise of rights of dissent referred to in
          Section 4.1 of the Plan of Arrangement, which in any case would prevent or hinder the consummation of the transactions contemplated by this Agreement or which can reasonably be expected to have a material adverse effect on the business, operations, properties, assets or affairs, financial or otherwise, of Scotia Prime;

     (e) the execution and delivery of this Agreement and the completion of the transactions contemplated herein have been duly approved by the board of directors of Scotia Prime, and this Agreement constitutes a valid and binding obligation of Scotia Prime enforceable against it in accordance with its terms;

     (f) Scotia Prime is under no obligation, contractual or otherwise, to issue any further securities;

     (g) the information set forth in the Information Circular regarding Scotia Prime is true, correct and complete in all material respects and does not contain any Misrepresentation;

     (h) Scotia Prime has not received notice of any defaults under any of the provisions of the Securities Act, Alberta, the Securities Act, British Columbia, the Securities Act Ontario, the Securities Act Nova Scotia or the Act or any other security or regulatory authority;

     (i) Scotia Prime is a reporting issuer as defined by the Securities Act in the following jurisdictions: Alberta, Ontario, British Columbia and Nova Scotia;

     (j) Scotia Prime is not liable for any material federal, provincial or municipal or local taxes, assessments or other imposts or penalties due and unpaid at the date hereof in respect of its income, business or property or for the payment of any tax instalment due in respect of its income, business or property or for the payment of any tax instalment due in respect of its current taxation year or any previous taxation years, and no such taxes, assessments, imposts or penalties are required to be reserved against it; and it is not in default in filing any returns or reports covering any federal, provincial or municipal or local taxes, assessments or other imposts in respect of its income, business or property;

     (k) Scotia Prime has been conducting its business in compliance with all applicable laws, rules and regulations in each jurisdiction in which it carries on business; is not in breach of any such laws, rules and regulations and is duly licensed, registered and qualified in each jurisdiction in which it owns or leases property or carries on business to enable its business to be kept on as now conducted and its property and assets will be owned, leased and operated and such licences, registrations and qualifications are valid, subsisting and in good standing; and

     (l) Scotia Prime is not aware of any information or knowledge of any facts not previously disclosed to the other Amalgamating Company relating to it, its business or the securities of Scotia Prime which are materially adverse and which, if known to the other Amalgamating Company, might reasonably be expected to deter the other Amalgamating Company from completing the transactions herein contemplated.

                                   ARTICLE IV
                              CONDITIONS PRECEDENT

4.1       MUTUAL CONDITIONS PRECEDENT

          The respective obligations of the Amalgamating Companies hereunder to complete the transactions contemplated by this Agreement shall be subject to the fulfilment or satisfaction, on or before the Effective Date, of each of the following conditions, any of which (except for conditions (a) to (e), inclusive) may be waived, as to it, by either of the Amalgamating Companies without prejudice to the right of such party to rely on any other or others of them:

     (a) the shareholders of Scotia Prime shall have approved the Continuance of Scotia Prime to Alberta and Scotia Prime shall have effected the Continuance;

     (b) the Minera Andes Resolution and the Scotia Prime Resolution shall have been approved by the votes of the requisite number of respective shareholders, as the case may be, at the Meetings in accordance with the provisions of the Act, the Interim Order, as applicable, and any applicable regulatory requirements;

     (c) the Final Order shall have been granted by the Court, which order shall be reflective of the intent of the parties hereto as expressed by this Agreement and shall be in form and substance satisfactory to all parties hereto acting reasonably and having regard to this Agreement;

     (d) Articles of Arrangement, the Final Order and Articles of Amalgamation shall have been accepted for filing by the Registrar and the Certificate of Amalgamation shall have been issued with respect thereto in accordance with Section 186 of the Act;

     (e) there shall not be in force any order or decree of a Court of competent jurisdiction, any federal, provincial, municipal or other governmental department, commission, board, agency or regulatory body restraining, interfering with or enjoining the consummation of the transactions contemplated by this Agreement, including without limitation, the Arrangement;

     (f) there shall not be in force any cease trade orders by any regulatory bodies or any other impediment (other than "control block" restrictions) to the general free trading in the Qualified Provinces of the securities of either of the Amalgamating Companies;

     (g) all necessary regulatory and similar approvals with respect to the transactions contemplated hereby, including, in particular, the Arrangement and the qualification for trading in the Qualified Provinces of the Amalco Common Shares, shall have been obtained, subject only to any residency and "control block" restrictions imposed under provincial securities legislation;

     (h) all necessary approvals shall have been obtained to list and/or post for trading the Amalco Common Shares issuable upon the Arrangement on the Exchange, subject only to fulfilling the requirements of such exchange;

     (i) all necessary approvals shall have been received to effect the Amalgamation on the Effective Date;

     (j) the Exchange shall have approved the Arrangement and the other transactions contemplated by this Agreement to the extent applicable;

     (k) any time prior to the Effective Date, either of the Amalgamating Companies alter or attempt to alter its share capital without the prior written consent of the other Amalgamating Company;

     (l) there shall have been no material adverse change in the affairs, assets, liabilities, financial condition or prospects of either of Amalgamating Companies prior to the Effective Date; and

     (m) there shall have been no material suit, action, litigation, arbitration proceeding or governmental proceeding, including appeals and applications for a review, in progress, pending or, as far as a party hereto is aware, threatened against or relating to a party hereto or affecting its properties or business which if determined adversely to such party might materially and adversely affect the properties, business, future prospects or the financial condition of such party, or the right of such party to use, reproduce or sell its property and assets, or part thereof.

4.2       CONDITIONS TO OBLIGATIONS OF MINERA ANDES

          The obligations of Minera Andes to consummate the transactions contemplated hereby and, in particular, the Arrangement, is subject to the satisfaction, on or before the Effective Date, of the following conditions, any of which may be waived by it without prejudice to its right to rely on any other or others of them:

     (a) each of the covenants, acts and undertakings of the other Amalgamating Company to be performed on or before the Effective Date pursuant to the terms of this Agreement shall have been duly performed;

     (b)  Scotia Prime shall have furnished Minera Andes with:

          (i) certified copies of the resolution or resolutions duly passed by the board of directors of Scotia Prime approving this Agreement and the consummation of the transactions pursuant hereto;

          (ii) certified copies of the special resolutions of Scotia Prime, duly passed at its Meeting;

          (iii) evidence of the approval of the Exchange to the listing of the Amalco Common Shares issuable upon the Arrangement subject only to the filing of required documents;

     (c) except as affected by the transactions contemplated by this Agreement, the representations and warranties of the other Amalgamating Company contained in Article III shall be true in all material respects immediately prior to the issuance of the Certificate of Amalgamation with the same effect as though made at and as of such time and Minera Andes shall have received a certificate of a senior officer of the other Amalgamating Company to that effect, dated the Effective Date;

     (d) there is no action prior to the Effective Date by any person or company, including a governmental or regulatory authority, that results in a material change in the affairs of the other Amalgamating Company;

     (e) Minera Andes shall have received an opinion of counsel to Scotia Prime, dated the Effective Date, satisfactory in form and substance in all material respects to Minera Andes and its counsel and addressed to Minera Andes, its directors and its shareholders to the effect that:

          (i) such party is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the corporate power to own or lease its property and assets and to carry on its business as now conducted by it;

          (ii) such party has the corporate power and authority to execute, deliver and perform its obligations under this Agreement;

          (iii) such party has taken all necessary corporate actions to authorize the execution and delivery of this Agreement and the performance of all its obligations hereunder;

          (iv) this Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms, subject to bankruptcy and similar laws affecting creditors generally and to equitable remedies being in the discretion of a court;

          (v) the execution, delivery and performance of this Agreement does not, and the Amalgamation will not, and the Continuance will not:

               (A) result in a breach of or violate any terms or provisions of the articles or by-laws of such party; or

               (B) violate any provisions of Canadian law or administrative regulations, any judicial or administrative order, award, judgment or decree or any agreement, in each case known to such counsel, to which such party is a party or by which it is bound;

          (vi) all necessary regulatory consents and approvals to the Continuance have been obtained, including the consent of the Nova Scotia Registrar of Joint Stock Companies, and upon issuance of the Certificate of Continuance, Scotia will have been duly continued under the Act;

          (vii) such other matters as Minera Andes and its counsel may reasonably request.


4.3       CONDITIONS TO OBLIGATIONS OF SCOTIA PRIME

          The obligations of Scotia Prime to consummate the transactions contemplated hereby and, in particular, the Arrangement, is subject to the satisfaction, on or before the Effective Date, of the following conditions, any of which may be waived by it without prejudice to its right to rely on any other or others of them:

     (a) each of the covenants, acts and undertakings of the other Amalgamating Company to be performed on or before the Effective Date pursuant to the terms of this Agreement shall have been duly performed;

     (b)  Minera Andes shall have furnished Scotia Prime with:

          (i) certified copies of the resolution or resolutions duly passed by the board of directors of Minera Andes approving this Agreement and the consummation of the transactions pursuant hereto;

          (ii) certified copies of the Minera Andes Resolution duly passed at the Minera Andes Meeting.

     (c) except as affected by the transactions contemplated by this Agreement, the representations and warranties of the other Amalgamating Company contained in Article III shall be true in all material respects immediately prior to the issuance of the Certificate of Amalgamation with the same effect as though made at and as of such time and Scotia Prime shall have received a certificate of a senior officer of the other Amalgamating Company to that effect, dated the Effective Date;

     (d) there is no action prior to the Effective Date by any person or company, including a governmental or regulatory authority, that results in a material change in the affairs of the other Amalgamating Company;

     (e) Scotia Prime shall have received an opinion of counsel to the other Amalgamating Company, dated the Effective Date, satisfactory in form and substance in all material respects to Scotia Prime and its counsel and addressed to Scotia Prime, its directors and its shareholders to the effect that:

          (i) such party is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the corporate power to own or lease its property and assets and to carry on its business as now conducted by it;

          (ii) such party has the corporate power and authority to execute, deliver and perform its obligations under this Agreement;

          (iii) such party has taken all necessary corporate actions to authorize the execution and delivery of this Agreement and the performance of all its obligations hereunder;

          (iv) this Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms, subject to bankruptcy and similar laws affecting creditors generally and to equitable remedies being in the discretion of a court;

          (v) the execution, delivery and performance of this Agreement does not, and the Amalgamation will not:

               (A) result in a breach of or violate any terms or provisions of the articles or by-laws of such party; or

               (B) violate any provisions of Canadian law or administrative regulations, any judicial or administrative order, award, judgment or decree or any agreement, in each case known to such counsel, to which such party is a party or by which it is bound;

          (vi) such other matters as Scotia Prime and its counsel may reasonably request.

                                    ARTICLE V
                                     NOTICES

5.1       NOTICES

          All notices which may or are required to be given pursuant to any provision of this Agreement shall be given or made in writing and shall be served personally, and in the case of:

          Minera Andes, addressed to:

          Minera Andes Inc.
          North 3303 Sullivan Road
          Spokane, Washington 99216
          U.S.A.

          Attention: Allen Ambrose, President


          Scotia Prime, addressed to:

          Scotia Prime Minerals, Incorporated
          95 Wellington Street West
          Suite 906
          Toronto, Ontario
          M5J 2N7

          Attention:  James I. Golla, President


                                   ARTICLE VI
                     AMENDMENT AND TERMINATION OF AGREEMENT

6.1       AMENDMENTS

          This Agreement may, at any time and from time to time before or after the holding of the Meetings, be amended in any fashion whatsoever by written agreement of all of the parties hereto without further notice to or authorization on the part of their respective securityholders.

6.2       TERMINATION

          This Agreement may, prior to the Effective Date, be terminated by written agreement of all of the parties hereto notwithstanding anything contained herein, including the approval of any one of the shareholders of the Amalgamating Companies or the granting by the Court of the Final Order. Unless otherwise agreed by each of the parties hereto, the Agreement shall also terminate upon the earliest of:

     (a) the Minera Andes Common Shareholders failing to approve the Minera Andes Resolution at the Minera Andes Meeting;

     (b) the Scotia Prime Common Shareholders failing to approve the Scotia Prime Resolution at the Scotia Prime Meeting;

     (c) a final determination from the Court or a Court of Appeal which denies the granting of the Final Order; and

     (d) the failure to conclude the transactions contemplated hereby by December 31, 1995, unless such date is extended by each of the parties hereto.

6.3       TERMINATION REGARDING MINERA ANDES DISSENTS

          This Agreement shall terminate, notwithstanding anything herein contained, including the granting by the Court of the Final Order, if Minera Andes Common Shareholders holding more than ten percent (10%) in number of Minera Andes Common Shares have sent to Minera Andes (and not withdrawn or not deemed by the Act to have withdrawn) written objection to the Minera Andes Resolution pursuant to the provisions of section 184 of the Act, as modified by the Interim Order, and Minera Andes elects to so terminate this Agreement on advice to the other Amalgamating Company.

6.4       TERMINATION REGARDING SCOTIA PRIME DISSENTS

          This Agreement shall terminate, notwithstanding anything herein contained, including the granting by the Court of the Final Order, if Scotia Prime Common Shareholders holding more than ten percent (10%) in number of Scotia Prime Common Shares have sent to Scotia Prime (and not withdrawn or not deemed by the Act to have withdrawn) written objection to the Scotia Prime Resolution pursuant to the provisions of section 184 of the Act, as modified by the Interim Order, and Scotia Prime elects to so terminate this Agreement on advice to the other Amalgamating Company.

6.5       TERMINATION REGARDING CONDITIONS PRECEDENT

          This Agreement shall terminate if the conditions precedent set forth in sections 4.1, 4.2 and 4.3 are not satisfied or waived by the appropriate party, as contemplated by those sections on or before the Effective Date.

6.6       TERMINATION IF MATERIAL ADVERSE CHANGE

          Any party hereto may, at the discretion of their respective board of directors, terminate their respective obligations hereunder if between the date hereof and the issuance of the Certificate of Amalgamation there shall occur any material adverse change, as determined by the respective board of directors, in or with respect to the assets, liabilities (actual or contingent), capital, operations, business or undertaking of the other parties.

6.7       SURVIVAL

          Sections 8.2, 8.5 and 8.9 shall survive any termination of this Agreement.

                                   ARTICLE VII
                         IMPLEMENTATION OF TRANSACTIONS

7.1       CLOSING

          Not later than ten Business Days after the Final order is granted, the parties hereto shall meet at the office of Ogilvie and Company, in the City of Calgary, or such other date and/or place as the parties hereto may agree, and deliver to the others: (a) documents and other instruments referred to in this Agreement to the extent the same may be given; and (b) instruments confirming whether all of the conditions in their respective favour outlined herein have been satisfied or waived.

7.2       CONTINUANCE

          Scotia Prime shall promptly file such documents as may be required to effect the Continuance prior to the Amalgamation.

7.3       ARTICLES OF ARRANGEMENT

          After the Amalgamating Companies hereto have acknowledged to each other the satisfaction of all conditions in their favour, Minera Andes and Scotia Prime shall cause to be sent to the Registrar pursuant to subsection 186 of the Act the Articles of Arrangement relating to the Arrangement with the request that the Certificates of Arrangement be issued to Minera Andes and Scotia Prime.

7.4       AMALGAMATION

          Thereafter, subject to the terms hereof and after the parties hereto have acknowledged to the others the satisfaction of all conditions in their favour, the parties hereto shall promptly file such documents as may be required to effect the Amalgamation after the Continuance has been completed with the request that the Certificate of Amalgamation be issued to Amalco.

                                  ARTICLE VIII
                                     GENERAL

8.1       BINDING EFFECT

          This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns.

8.2       EXPENSES

          In the event the Arrangement is consummated in accordance with the terms hereof, Amalco shall pay all respective legal, accounting and similar costs and expenses incurred by the parties hereto in connection with this transaction and the preparation, execution and delivery of this Agreement and all documents and instruments executed pursuant hereto and any other reasonable costs and expenses whatsoever and howsoever incurred, provided however, that in the event the Arrangement is not consummated in accordance with the provisions hereof, each party shall pay their respective legal, accounting and similar costs and expenses incurred by such party in connection with this transaction and the preparation, execution and delivery of this Agreement and all documents and instruments executed pursuant hereto and any other reasonable costs and expenses whatsoever and howsoever incurred by such party.

8.3       ASSIGNMENT

          No party may assign its rights or obligations under this Agreement without the prior written consent of all other parties hereto.

8.4       EQUITABLE REMEDIES

          All covenants herein and opinions to be given hereunder as to enforceability in accordance with the terms of any covenant, agreement or document shall be qualified as to applicable bankruptcy and other laws affecting the enforcement of creditors' rights generally and to the effect that specific performance, being an equitable remedy, may not be ordered.

8.5       SURVIVAL OF REPRESENTATIONS AND WARRANTIES

          The representations and warranties herein shall survive the performance of the parties' respective obligations hereunder and the termination of this Agreement, but shall expire on the date two years from the date hereof.

8.6       GOVERNING LAW

          This Agreement shall be governed by and construed in accordance with the laws in force in the Province of Alberta.

8.7       ENTIRE AGREEMENT

          This Agreement constitutes the whole of the agreement between the parties hereto with respect to the transactions and matters herein contemplated and supersedes all prior agreements whether written or oral in connection herewith.

8.8       TIME OF ESSENCE

          Time shall be of the essence.

8.9       INDEMNITIES

     (a) Each of the respective parties hereto (each an "Indemnifying Party") covenants and agrees to indemnify and save the other, and its directors, officers, employees and agents harmless against and from all liabilities, claims, demands, losses, costs, damages and expenses to which such other, or any of its directors, officers, employees and agents (collectively called "Indemnified Persons"), may be subject to or may suffer, whether under the provisions of any statute or otherwise, in any way caused by, or arising directly or indirectly from, or in consequence of:

          (i) any Misrepresentation or alleged Misrepresentation contained in the portions of the Information Circular particular to the Indemnifying Party or from information supplied by such Indemnifying Party or in any other material filed in compliance or intended compliance with any applicable statute (such Information Circular and other material being herein called the "Filing Documents"); or

          (ii) any order made or inquiry, investigation or proceeding commenced or threatened by any securities commission, stock exchange or other competent authority based upon any untrue statement or omission or alleged untrue statement or omission or Misrepresentation or alleged Misrepresentation in any of the Filing Documents which prevents, restricts or adversely affects the transactions contemplated by this Agreement;

          provided that such indemnity shall not apply to any liabilities , claims, demands, losses, cost, damages and expenses which any Indemnified Person may be subject or may suffer arising out of any act or action taken or committed solely by an Indemnified Person.

     (b) If any matter or thing contemplated by section 8.9(a) shall be asserted against any Indemnified Person, such Indemnified Person will notify the appropriate Indemnifying Party as soon as possible of the nature of such claim and the Indemnifying Party shall be entitled (but not required) to assume the defence of any suit brought to enforce such claim; provided, however, that the defence shall be through legal counsel acceptable to the Indemnified Person and that no settlement may be made by the Indemnifying Party or by the Indemnified Person without the prior written consent of the other. If the Indemnifying Party assumes the defence of any such suit, each of the Indemnified Persons shall continue to have the right to employ their own counsel, who shall be acceptable to the Indemnifying Party in any proceeding relating to a claim contemplated by section 8.9(a), and the fees and expenses of a reasonable number of such counsel shall be recoverable by the Indemnified Persons from the Indemnifying Party to the extent that the same shall be covered by the indemnity in section 8.9(a), if
          (a) the Indemnified Persons have been advised by such counsel that there may be legal defence available to them which are different from or additional to defences available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to assume the defence of such proceedings on their behalf; (b) the Indemnifying Party shall not have undertaken the defence of such proceedings and employed counsel within fifteen (15) days after notice of commencement of such proceeding; or (c) the employment of such counsel has been authorized by the Indemnifying Party in connection with the defense of such proceedings.

8.10      COUNTERPARTS

          This Agreement may be executed by the parties hereto in separate counterparts each of which so executed and delivered shall be an original but all such counterparts shall together constitute one and the same instrument.



          IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the day and year first above written.


                                   MINERA ANDES INC.

                                   Per: /s/ ALLEN V. AMBROSE
                                        ---------------------------------------


                                   Per: /s/ ARMAND S. HANSEN
                                        ---------------------------------------




                                   SCOTIA PRIME MINERALS, INCORPORATED


                                   Per: /s/ JAMES GOLLA
                                        ---------------------------------------



                                   Per: /s/ ILLEGIBLE
                                        ---------------------------------------

SCHEDULE A to the Arrangement Agreement made the 21st day of July, 1995 between Minera Andes Inc. and Scotia Prime Minerals, Incorporated
-------------------------------------------------------------------------------



                               PLAN OF ARRANGEMENT


          IN THE MATTER OF AN ARRANGEMENT between Minera Andes Inc. and Scotia Prime Minerals, Incorporated pursuant to Section 186 of the Business Corporations Act (Alberta) S.A. 1981, c. B-15, as amended.


                                    ARTICLE I
                                 INTERPRETATION

1.1 In this Arrangement, unless the context otherwise requires, capitalized words and phrases shall have the meanings ascribed thereto in the Arrangement Agreement to which this Arrangement is annexed as Schedule A.


                                   ARTICLE II
                              ARRANGEMENT AGREEMENT

2.1 This Arrangement is made pursuant to and subject to the provisions of the Arrangement Agreement, and is the Arrangement as described in the Arrangement Agreement.

2.2 This Plan of Arrangement shall be binding upon Minera Andes and Scotia.


                                   ARTICLE III
                                   ARRANGEMENT

3.1 Following the filing of Articles of Arrangement in respect of this Arrangement, Minera Andes and Scotia will be amalgamated and will continue as a separate corporation.

3.2 Upon the issuance of the Certificate of Amalgamation on the Amalgamation Effective Date, each of the events set out below shall occur and be deemed to occur in the sequence set out therein without further action or formality,

     (a) with respect to each Minera Andes Common Shareholder:

          (i) such holder shall cease to be a holder of Minera Andes Common Shares and his name shall be removed from the register of Minera Andes Common Shares;

          (ii) the issued and outstanding Minera Andes Common Shares shall be converted into Amalco Common Shares on the basis of one Amalco Common Share for each one Minera Andes Common Share held and the holder's name shall be added to the common share register of Amalco as the registered holder of such Amalco Common Shares;

          (iii) all of the authorized but unissued shares of Minera Andes shall be cancelled.

     (b)  with respect to the holder of the Minera Performance Right:

          (i) such holder shall cease to be the holder of the Minera Performance Right;

          (ii) the Minera Performance Right shall be converted into the Amalco Performance Right.

3.3 Upon the issuance of the Certificate of Amalgamation on the Amalgamation Effective Date, each of the events set out below shall occur and be deemed to occur in the sequence set out therein without further action or formality,

     (a)  with respect to each Scotia Common Shareholder:

          (i) such holder shall cease to be a holder of Scotia Common Shares and his name shall be removed from the register of Scotia Common Shares;

          (ii) the issued and outstanding Scotia Common Shares shall be converted into Amalco Common Shares on the basis of one Amalco Common Share for each fifteen Scotia Common Shares held and the holder's name shall be added to the common share register of Amalco as the registered holder of such Amalco Common Shares;

          (iii) all of the authorized but unissued shares of Scotia shall be cancelled.

3.4 Amalco shall not be obligated to issue fractional shares. In the event that a fractional share results from the application of Article III hereof, then: in the case of a fraction of a share for Amalco of less than one-half of a share, the number of shares to be received by the holder thereof shall be rounded down to the next whole number of shares without further contemplation or claim against Amalco nor its respective directors, officers or agents; or, in the case of a fraction of a share for Amalco of one-half or more of a share, the number of shares to be received by the holder thereof shall be rounded up to the next higher whole number of shares of Amalco, provided that no shareholder will be required to compensate Amalco in respect thereof.

3.5 The stated capital of Amalco shall be the aggregate of the stated capital account of both of the Amalgamating Companies immediately before the Amalgamation becomes effective.

3.6 Each of the Amalgamating Companies shall contribute to Amalco all of its assets, subject to its liabilities, as such exist, immediately before the Amalgamation Effective Date.

3.7 Amalco shall possess all of the property, rights, privileges and franchises and shall be subject to all of the liabilities, as such exist, immediately before the Amalgamation Effective Date.

3.8 All rights of creditors against the property, rights and assets of each of the Amalgamating Companies and all liens upon their property, rights and assets shall be unimpaired by the Arrangement, the Continuance or the Amalgamation and all debts, contracts, liabilities and duties of each of the Amalgamating Companies shall thenceforth attach to Amalco and shall be enforceable against it.

3.9 No action or proceeding by or against any of the parties hereto shall abate or be affected by the Arrangement, the Continuance or the Amalgamation.

3.10 Certificates representing the securities of Amalco into which securities of the Amalgamating Companies have been converted will be held by The Montreal Trust Company of Canada, at its Calgary office, for those holders entitled thereto against deposit of the certificate or certificates representing the securities of the Amalgamating Companies so converted.

3.11 As soon as practicable after the Amalgamation Effective Date, Amalco shall forward to each holder of securities of the Amalgamating Companies at the address of such holder as it appeared in the relevant share register of the Amalgamating Companies at the Amalgamation Effective Date, a letter of transmittal containing, among other things, instructions for obtaining delivery of certificates representing such securities of the respective Amalgamating Companies. Such holder of securities shall be entitled to receive certificates representing Amalco securities which such holder is entitled to receive pursuant to the terms hereof upon delivering the certificate formerly representing such holder's securities to The Montreal Trust Company of Canada, or as The Montreal Trust Company of Canada may otherwise direct, in accordance with the instructions contained in the letter of transmittal. Such certificate formerly representing such holder's securities in the respective Amalgamating Companies shall be accompanied by the letter of transmittal, duly completed and such other documents as The Montreal Trust Company of Canada may reasonably require. The Montreal Trust Company of Canada shall register such securities in such name, and shall deliver by first class mail, postage prepaid, or in the case of postal disruption, by such other means as The Montreal Trust Company of Canada deems prudent, such certificates to such address as such holder may direct in such letter of transmittal, as soon as practicable after receipt by The Montreal Trust Company of Canada of such documents.

3.12 All dividends paid and distributions made with respect to any Amalgamating Companies' Common Shares, allotted and issued pursuant to this Arrangement but for which a certificate has not been issued shall be paid or delivered to Amalco in trust for the registered holder thereof. All monies received by Amalco shall be invested by it in interest-bearing trust accounts upon such terms as Amalco may reasonably deem appropriate. Amalco shall pay and deliver to any such registered holder as soon as reasonably practicable after application therefor is made by the registered holder to Amalco in such form as Amalco may reasonably require, such dividends, distributions and any interest thereof to which such holder is entitled, net of applicable withholding and other taxes.

3.13 Any certificate formerly representing any securities of the Amalgamating Companies to which Article III hereof applies and not deposited with all other documents as provided in section 3.12 on or prior to the 6th anniversary of the Amalgamation Effective Date shall cease to represent a right or claim of any kind or nature and the right of such holder to receive Amalco Common Shares shall be deemed to be surrendered to Amalco together with all dividends or distributions thereon held by such holder.

                                   ARTICLE IV
                          SHAREHOLDER DISSENTING RIGHTS

4.1 Holders of Minera Andes Common Shares and/or Scotia Common Shares, who have given a written objection to the respective Minera Andes Resolution and/or Scotia Resolution approving the Arrangement, which remains outstanding on the Amalgamation Effective Date in accordance with the rights of dissent in respect of the Plan of Arrangement granted by the Interim Order and who:

     (a) are ultimately entitled to be paid fair value for the Minera Andes Common Shares and/or Scotia Common Shares, in respect of which they dissent in accordance with the provisions of such Interim Order, whereby by Order of a Court (as defined in the Act) or by acceptance of an offer made pursuant to such Interim Order, shall be deemed to have transferred such Minera Andes Common Shares and/or Scotia Common Shares to Amalco for cancellation on the Amalgamation Effective Date; or

     (b) are ultimately not so entitled to be paid fair value for the Minera Andes Common Shares and/or Scotia Common Shares in respect of which they dissent, shall not be, or be reinstated as, shareholders of Amalco but for purposes of receipt of consideration shall be treated as if they had participated in the Plan of Arrangement on the same basis as a non-dissenting holder of Minera Andes Common Shares and/or Scotia Common Shares and accordingly shall be entitled to receive such Amalco Common Shares as non-dissenting holders are entitled to receive on the basis set forth in Article III of this Plan of Arrangement and shall be deemed to have transferred such shares to Amalco, but in no case shall Amalco or Minera Andes or Scotia be required to recognize such holders of Minera Andes Common Shares and/or Scotia Common Shares, as the case may be, as securityholders thereof after the Amalgamation Effective Date.

SCHEDULE B-1 to the Arrangement Agreement made the 21st day of July, 1995 between Scotia Prime Minerals, Incorporated and Minera Andes Inc.
-------------------------------------------------------------------------------


                           BUSINESS CORPORATIONS ACT                  FORM 14.1
                                  (SECTION 186)

ALBERTA

CONSUMER AND CORPORATE AFFAIRS                          ARTICLES OF ARRANGEMENT
-------------------------------------------------------------------------------

(c)  NAME OF CORPORATION:                    (d)  CORPORATE ACCESS NUMBER:

SCOTIA PRIME MINERALS, INCORPORATED

-------------------------------------------------------------------------------

(e) IN ACCORDANCE WITH THE ORDER APPROVING THE ARRANGEMENT, THE ARTICLES OF THE CORPORATION ARE AMENDED AS FOLLOWS:


     The Corporation has received a Final Order of the Court of Queen's Bench of Alberta approving an arrangement Scotia Prime Minerals, Incorporated and Minera Andes Inc. A copy of such order and the Plan of Arrangement are attached hereto.

-------------------------------------------------------------------------------


         DATE                    SIGNATURE                                TITLE





____________________, 1995

-------------------------------------------------------------------------------
FOR DEPARTMENTAL USE ONLY                                                 FILED

SCHEDULE B-2 to the Arrangement Agreement made the 21st day of July, 1995 between Scotia Prime Minerals, Incorporated and Minera Andes Inc.


                            BUSINESS CORPORATIONS ACT                FORM 14.1
                                  (SECTION 186)

ALBERTA

CONSUMER AND CORPORATE AFFAIRS                          ARTICLES OF ARRANGEMENT
-------------------------------------------------------------------------------

(f)  NAME OF CORPORATION:                    (g)  CORPORATE ACCESS NUMBER:


     MINERA ANDES INC.                            20618792

-------------------------------------------------------------------------------

(h) IN ACCORDANCE WITH THE ORDER APPROVING THE ARRANGEMENT, THE ARTICLES OF THE CORPORATION ARE AMENDED AS FOLLOWS:


     The Corporation has received a Final Order of the Court of Queen's Bench of Alberta approving an arrangement Scotia Prime Minerals, Incorporated and Minera Andes Inc. A copy of such order and the Plan of Arrangement are attached hereto.

-------------------------------------------------------------------------------

         DATE                    SIGNATURE                                TITLE



____________________, 1995

-------------------------------------------------------------------------------
FOR DEPARTMENTAL USE ONLY                                                 FILED

SCHEDULE C to the Arrangement Agreement made the 21st day of July, 1995 between Scotia Prime Minerals, Incorporated and Minera Andes Inc.
-------------------------------------------------------------------------------

                            BUSINESS CORPORATIONS ACT                   FORM 9
                                  (SECTION 179)

ALBERTA
CONSUMER AND CORPORATE AFFAIRS                        ARTICLES OF AMALGAMATION
-------------------------------------------------------------------------------
(i)  NAME OF AMALGAMATED CORPORATION:        (j)  CORPORATE ACCESS NO.:

     MINERA ANDES INC.

-------------------------------------------------------------------------------

(k) THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE:

     The attached Schedule 1 is incorporated into and forms part of this form.

-------------------------------------------------------------------------------

(l)  RESTRICTIONS IF ANY ON SHARE TRANSFERS:

     None
-------------------------------------------------------------------------------


(m)  NUMBER (OR MINIMUM AND MAXIMUM NUMBER) OF DIRECTORS:

     Minimum 1, Maximum 15
-------------------------------------------------------------------------------


(n)  RESTRICTIONS IF ANY ON BUSINESS THE CORPORATION MAY CARRY ON:

     None
-------------------------------------------------------------------------------

(o)  OTHER PROVISIONS, IF ANY:

     The Board of Directors of the Corporation may, between annual meetings appoint one or more additional directors of the Corporation to serve until the next annual meeting, but the number of additional directors shall not at any time exceed one-third (1/3) of the number of directors who held office at the expiration of the last annual meeting of the Corporation.
-------------------------------------------------------------------------------

(p)  NAME OF AMALGAMATING CORPORATIONS:      CORPORATE ACCESS NO.:

     Minera Andes Inc.                       20618792

     Scotia Prime Minerals, Incorporated
-------------------------------------------------------------------------------

(q)  DATE                    SIGNATURE                                   TITLE


____________________, 1995

-------------------------------------------------------------------------------
FOR DEPARTMENTAL USE ONLY                                                 FILED

                                  SCHEDULE "1"

The shares which the Corporation is authorized to issue are:

(a) an unlimited number of common shares without nominal or par value with the following rights, privileges, restrictions and conditions:

     (i) to vote at meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote;

     (ii) subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to share equally in the remaining property of the Corporation upon liquidation, dissolution or winding-up of the Corporation; and

     (iii) subject to the rights of the preferred shares, the common shares shall be entitled to receive dividends if, as and when declared by the directors of the Corporation; and

(b) an unlimited number of preferred shares without nominal or par value ("Preferred Shares") which, as a class, have attached thereto the following:

     (i) the Preferred Shares may from time to time be issued in one or more series and, subject to the following provisions, to the sending of articles of amendment in prescribed form and the issuance of a certificate of amendment in respect thereof, the directors may fix from time to time before such issue the number of shares which is to comprise each series and the designation, rights, privileges, restrictions and conditions attaching to each series of preferred shares including, without limiting the generality of the foregoing, the rate or amount of dividends or the method of calculating dividends, the dates of payment thereof, the redemption, purchase and/or conversion prices and terms and conditions of redemption, purchase and/or conversion, and any sinking fund or other provisions;

     (ii) the Preferred Shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, rank on a parity with the preferred shares of every other series and be entitled to preference over the common shares and over any other shares of the Corporation ranking junior to the preferred shares. The Preferred Shares of any series may also be given such other preferences, not inconsistent with these articles, over the common shares and any other shares of the Corporation ranking junior to such preferred shares as may be fixed in accordance with clause (b) (i);

     (iii) if any cumulative dividends or amounts payable on the return of capital in respect of a series of Preferred Shares are not paid in full, all series of Preferred Shares shall participate rateably in respect of accumulated dividends and return of capital; and

     (iv) unless the directors otherwise determine in the articles of amendment designating a series, the holder of each share of a series of Preferred Shares shall not, except as otherwise specifically provided in the Business Corporations Act (Alberta), be entitled to receive notice of or vote at any meeting of shareholders.

SCHEDULE D to the Arrangement Agreement made the 21st day of July, 1995 between Scotia Prime Minerals, Incorporated and Minera Andes Inc.
-------------------------------------------------------------------------------

                            BUSINESS CORPORATIONS ACT                  FORM 11
                           (SECTIONS 181, 261 AND 262)

ALBERTA
CONSUMER AND CORPORATE AFFAIRS                         ARTICLES OF CONTINUANCE
-------------------------------------------------------------------------------

1.   NAME OF CORPORATION                     2.   CORPORATE ACCESS NO.:

     SCOTIA PRIME MINERALS, INCORPORATED

-------------------------------------------------------------------------------

3. THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE:

     The attached Schedule "1" is incorporated into and forms part of this form.

-------------------------------------------------------------------------------

4.   RESTRICTIONS IF ANY ON SHARE TRANSFERS:

     None

-------------------------------------------------------------------------------

5.   NUMBER (OR MINIMUM AND MAXIMUM NUMBER) OF DIRECTORS:

     Minimum 1, Maximum 15

-------------------------------------------------------------------------------


6.   RESTRICTIONS IF ANY ON BUSINESSES THE CORPORATION MAY CARRY ON:

     None

-------------------------------------------------------------------------------


7.   IF CHANGE OF NAME EFFECTED, PREVIOUS NAME:

     Not applicable.

-------------------------------------------------------------------------------

8.   DETAILS OF INCORPORATION:

     As a result of a merger of Petroco of Texas, Inc. into Petroco of Wyoming, Inc., the corporation became incorporated under the laws of the State of Wyoming on February 25, 1988, under the name Scotia Prime Minerals, Incorporated. Continued under the laws of the Province of Nova Scotia on September 19, 1988.

-------------------------------------------------------------------------------

9.   OTHER PROVISIONS, IF ANY:

     (a) The directors may, between annual general meetings, appoint 1 or more additional directors of the Corporation to serve until the next annual general meeting, but the number of additional directors shall not at any time exceed 1/3 of the number of directors who held office at the expiration of the last annual meeting of the Corporation.

     (b) Meetings of shareholders of the Corporation may be held in Toronto, Ontario, Canada.

-------------------------------------------------------------------------------

10.  DATE                      SIGNATURE                               TITLE

                                                                      Director

-------------------------------------------------------------------------------
FOR DEPARTMENTAL USE ONLY                                                 FILED

                                  SCHEDULE "1"

The shares which the Corporation is authorized to issue are:

(a) an unlimited number of common shares without nominal or par value with the following rights, privileges, restrictions and conditions:

     (i) to vote at meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote;

     (ii) subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to share equally in the remaining property of the Corporation upon liquidation, dissolution or winding-up of the Corporation; and

     (iii) subject to the rights of the preferred shares, the common shares shall be entitled to receive dividends if, as and when declared by the directors of the Corporation; and

(b) an unlimited number of preferred shares without nominal or par value ("Preferred Shares") which, as a class, have attached thereto the following:

     (i) the Preferred Shares may from time to time be issued in one or more series and, subject to the following provisions, to the sending of articles of amendment in prescribed form and the issuance of a certificate of amendment in respect thereof, the directors may fix from time to time before such issue the number of shares which is to comprise each series and the designation, rights, privileges, restrictions and conditions attaching to each series of preferred shares including, without limiting the generality of the foregoing, the rate or amount of dividends or the method of calculating dividends, the dates of payment thereof, the redemption, purchase and/or conversion prices and terms and conditions of redemption, purchase and/or conversion, and any sinking fund or other provisions;

     (ii) the Preferred Shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, rank on a parity with the preferred shares of every other series and be entitled to preference over the common shares and over any other shares of the Corporation ranking junior to the preferred shares. The Preferred Shares of any series may also be given such other preferences, not inconsistent with these articles, over the common shares and any other shares of the Corporation ranking junior to such preferred shares as may be fixed in accordance with clause (b) (i);

     (iii) if any cumulative dividends or amounts payable on the return of capital in respect of a series of Preferred Shares are not paid in full, all series of Preferred Shares shall participate rateably in respect of accumulated dividends and return of capital; and

     (iv) unless the directors otherwise determine in the articles of amendment designating a series, the holder of each share of a series of Preferred Shares shall not, except as otherwise specifically provided in the Business Corporations Act (Alberta), be entitled to receive notice of or vote at any meeting of shareholders.

SCHEDULE E to the Arrangement Agreement made the 21st day of July, 1995 between Scotia Prime Minerals, Incorporated and Minera Andes Inc.
-------------------------------------------------------------------------------

                                MINERA ANDES INC.

                                STOCK OPTION PLAN

1.        Purpose

          The purpose of the Stock Option Plan (the "Plan") of Minera Andes Inc., a body corporate incorporated under the Business Corporations Act (Alberta) (the "Corporation"), is to advance the interests of the Corporation or any of its subsidiaries or affiliates by encouraging the directors, officers, employees and consultants of the Corporation or any of its subsidiaries or affiliates to acquire shares in the Corporation, thereby increasing their proprietary interest in the Corporation, encouraging them to remain associated with the Corporation or any of its subsidiaries or affiliates and furnishing them with additional incentive in their efforts on behalf of the Corporation or any of its subsidiaries or affiliates in the conduct of their affairs.

2.        Administration and Granting of Options

          The Plan shall be administered by the board of directors of the Corporation. A majority of the board of directors shall constitute a quorum, and the acts of a majority of the directors present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the directors.

          Subject to the provisions of the Plan, the board of directors shall have authority to construe and interpret the Plan and all option agreements entered into thereunder, to define the terms used in the Plan and in all option agreements entered into thereunder, to prescribe, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the administration of the Plan. All determinations and interpretations made by the board of directors shall be binding and conclusive on all participants in the Plan and on their legal personal representatives and beneficiaries.

          Each option granted hereunder shall be evidenced by an agreement, signed on behalf of the Corporation and by the optionee, in such form as the directors shall approve. Each such agreement shall recite that it is subject to the provisions of this Plan.

3.        Shares Subject to Plan

          Subject to adjustment as provided in Section 15 hereof, the shares to be offered under the Plan shall consist of shares of the Corporation's authorized but unissued common shares. The aggregate number of shares to be delivered upon the exercise of all options granted under the Plan (the "Options") shall not exceed 900,000 shares. If any Option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purpose of this Plan.

4.        Number of Optioned Shares

          The number of shares subject to an Option to a Participant shall be determined by the Board of Directors, but no Participant, upon the Corporation becoming listed on any stock exchange, shall be granted an Option which exceeds the maximum number of shares permitted by any stock exchange on which the common shares are then listed or other regulatory body having jurisdiction.


5.        Vesting

          The Committee may, in its sole discretion, determine the time during which Options shall vest and the method of vesting, or that no vesting restriction shall exist.

6.        Maintenance of Sufficient Capital

          The Corporation shall at all times during the term of the Plan reserve and keep available such numbers of shares as will be sufficient to satisfy the requirements of the Plan.

7.        Participation

          Directors, officers, management, consultants and employees of the Corporation shall be eligible for selection to participate in the Plan (such persons hereinafter collectively referred to as "Participants"). The board of directors shall determine to whom options shall be granted, the terms and provisions of the respective option agreements, the time or times at which such options shall be granted, and the number of shares to be subject to each option. An individual who has been granted an option may, if he is otherwise eligible, and if permitted under the policies of the stock exchange or stock exchanges on which the shares of the Corporation are to be listed, be granted an additional option or options if the directors shall so determine.

8.        Exercise Price

     (a) The exercise price of the shares covered by each option shall be determined by the directors. Subject to the provisions of Section 8(b), the exercise price shall be not less than the closing price of the Corporation's shares on the stock exchange or stock exchanges on which the shares of the Corporation are listed on the last trading day immediately preceding the day on which the stock exchange is notified of the proposed issuance of option, less any discounts permitted by the policy or policies of such stock exchange or stock exchanges;

     (b) If an option is granted within six months of a public distribution of the Corporation's shares by way of prospectus, then the minimum exercise price of such option shall, if the policy of such stock exchange or stock exchanges requires, be the greater of the price determined pursuant to Section 8(a) and the price per share paid by the investing public for shares of the Corporation acquired by the public during such public distribution, determined in accordance with the policy of such stock exchange or stock exchanges.

9.        Duration of Option

          Each Option and all rights thereunder shall be expressed to expire on the date set out in the Option agreements and shall be subject to earlier termination as provided in paragraphs 11 and 12.

10.       Option Period, Consideration and Payment

     (a) The Option period shall be a period of time fixed by the Committee, not to exceed the maximum period permitted by any stock exchange on which the common shares are then listed or other regulatory body having jurisdiction, provided that the Option period shall be reduced with respect to any Option as provided in Sections 11 and 12 covering cessation as a director, officer, employee or consultant of the Corporation or any of its subsidiaries or affiliates or death of the Participant.

     (b) Except as set forth in Sections 10(c), 11 and 12, no Option may be exercised unless the Participant is at the time of such exercise a director, officer, employee or consultant of the Corporation or any of its subsidiaries or affiliates.

     (c) Notwithstanding any other provision to the contrary, an Option granted to a consultant in connection with specific services provided or to be provided by that consultant shall be exercised only after the date of completion of such service and prior to 30 days following the date of completion of such service.

     (d) The exercise of any Option will be contingent upon receipt by the Corporation at its head office of a written notice of exercise, specifying the number of shares with respect to which the Option is being exercised, accompanied by cash payment, certified cheque or bank draft for the full purchase price of such shares with respect to which the Option is exercised. No Participant or his legal representatives, legatees or distributees will be, or will be deemed to be, a holder of any shares subject to an Option under this Plan, unless and until the certificates for such shares are issued to such persons under the terms of the Plan.

11.       Ceasing To Be a Director, Officer, Employee or Consultant

          If a Participant shall cease to be a director, officer, employee or consultant of the Corporation or any of its subsidiaries or affiliates for any reason (other than death), the Participant may but only within 90 days next succeeding the Participant's ceasing to be a director, officer, employee or consultant, exercise the Participant's Option to the extent that the Participant was entitled to exercise it at the date of such cessation.

          Nothing contained in the Plan nor in any Option granted pursuant to the Plan shall confer upon any Participant any right with respect to Continuance as a director, officer, employee or consultant of the Corporation or any of its subsidiaries or affiliates.

12.       Death of Participant

          In the event of the death of a Participant, the Option previously granted to him shall be exercisable only within the twelve months next succeeding such death and then only:

     (a) by the person or persons to whom the Participant's rights under the Option shall pass by the Participant's will or the laws of descent and distribution; and

     (b) if and to the extent that the Participant was entitled to exercise the Option at the date of the Participant's death.

13.       Rights of Optionee

          No person entitled to exercise an Option shall have any of the rights or privileges of a shareholder of the Corporation in respect of any shares issuable upon exercise of such Option until certificates representing such shares shall have been issued and delivered.

14.       Proceeds from Sale of Shares

          The proceeds from sale of shares issued upon the exercise of Options shall be added to the general funds of the Corporation and shall thereafter be used from time to time for such corporate purposes as the Committee may determine and direct.

15.       Adjustments

          If the outstanding shares of the Corporation are increased, decreased, changed into or exchanged for a different number or kind of shares of securities of the Corporation through re-organization, merger, recapitalization, re-classification, stock dividend, subdivision or consolidation, an appropriate and proportionate adjustment shall be made in the maximum number or kind of shares as to which options may be granted under the Plan. A corresponding adjustment changing the number or kind of shares allocated to unexercised options or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in the outstanding options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the option but with a corresponding adjustment in the price for each share or other unit of any security covered by the option.

          Upon the liquidation or dissolution of the Corporation or upon a re-organization, merger or consolidation of the Corporation with one or more corporations as a result of which the Corporation is not the surviving corporation, or upon the sale of substantially all of the property or more than eighty (80%) percent of the then outstanding shares of the Corporation to another corporation, the Plan shall terminate, and any options theretofore granted hereunder shall terminate unless provision is made in writing in connection with such transaction for the Continuance of the Plan and for the assumption of options theretofore granted, or the substitution for such options of new options covering the shares of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to number and kind of shares and prices, in which event the Plan and options theretofore granted shall continue in the manner and upon the terms so provided. If the Plan and unexercised options shall terminate pursuant to the foregoing sentence all persons then entitled to exercise an unexercised portion of options then outstanding shall have the right at such time immediately prior to consummation of the event which
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                                      - 4 -

results in the termination of the Plan as the Corporation shall designate, to exercise their options to the full extent not theretofore exercised.

          Adjustments under this Section shall be made by the board of directors whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional share shall be issued under the Plan on any such adjustment.

16.       Transferability

          All benefits, rights and Options accruing to any Participant in accordance with the terms and conditions of the Plan shall not be transferrable or assignable unless specifically provided herein. During the lifetime of a Participant any benefits, rights and Options may only be exercised by the Participant.

17.       Amendment and Termination of Plan

          The Committee may, at any time, suspend or terminate the Plan. The board may also at any time amend or revise the terms of the Plan, PROVIDED that no such amendment or revision shall alter the terms of any Options theretofore granted under the Plan.

18.       Necessary Approvals

          The ability of the Options to be exercised and the obligation of the Corporation to issue and deliver shares in accordance with the Plan is subject to any approvals which may be required from the shareholders of the Corporation, any regulatory authority or stock exchange having jurisdiction over the securities of the Corporation. If any shares cannot be issued to any Participant for whatever reason, the obligation of the Corporation to issue such shares shall terminate and any Option exercise price paid to the Corporation will be returned to the Participant.

          Options issued to residents of the United States may only be issued and subsequently exercised in conformity with the registration provisions of the Securities Act of 1933, as amended the rules and regulations thereto and the applicable state securities laws.

19.       Prior Plans

          The Plan shall entirely replace and supersede prior share options plans, if any, enacted by the Board of Directors of the Corporation or its predecessor corporations.

20.       Stock Exchange Rules

          The rules of any stock exchange upon which the Corporation's Shares are listed shall be applicable relative to options granted to Participants.

21.       Effective Date of Plan

          The Plan has been adopted by the Committee subject to the approval of any stock exchange on which the shares of the Corporation are to be listed or other regulatory body having jurisdiction and, if so approved, the Plan shall become effective upon such approvals being obtained.
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                                      - 5 -

          IN WITNESS WHEREOF the Corporation has caused its corporate seal to be affixed hereto in the presence of its officers duly authorized in that behalf as of the _____ day of _____________________, 1995.


                                   MINERA ANDES INC.


                                   Per:                                   (c/s)
                                        ----------------------------------

                                   Per:
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